Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 26, 2019, in Amendment No. 3 to the Registration Statement (Form F-1 No. 333-232004) and related Prospectus of Wanda Sports Group Company Limited dated July 22, 2019.

/s/ Ernst & Young Hua Ming LLP
Beijing, the People’s Republic of China
July 19, 2019